Filed pursuant to Rule 433
Dated May 11, 2015
Registration Nos. 333-189150
333-189150-01

Free Writing Prospectus
(To Preliminary Prospectus Supplement dated May 11, 2015 and Prospectus dated June 7, 2013 (the “Base Prospectus”))

$1,250,000,000
1.750% Senior Notes due 2018
Final Term Sheet

Issuer:	Lloyds Bank plc
Guarantor:	Lloyds Banking Group plc
Expected Ratings (Moody’s/S&P/Fitch)*:	A1 / A / A (Review for Upgrade, Credit Watch Negative, Outlook Negative)
Status:	Senior Unsecured, Unsubordinated
Format/Ranking:	SEC Registered Global Notes – Fixed Rate
Principal Amount:	$1,250,000,000.00
Pricing Date:	May 11, 2015
Expected Settlement Date:	May 14, 2015 (T+3)
Maturity Date:	May 14, 2018
Coupon:	1.750%
Interest Payment Dates:	Semi-annually on May 14 and November 14, commencing November 14, 2015
Benchmark Treasury:	UST 0.750% due April 15, 2018
Benchmark Treasury Price/ Yield:	99-10+ / 0.983%
Spread to Benchmark Treasury:	UST + 80 basis points
Reoffer Yield:	1.783%
Reoffer Price:	99.904%
Underwriting Commissions:	0.200%
Net Proceeds:	$1,246,300,000.00
Agreement with Respect to the Exercise of the U.K. Bail-in Power:
By purchasing the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes and/or (ii) the conversion of all, or a portion, of the

1

principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the above.  Each holder (including each beneficial owner) of the Senior Notes further acknowledges and agrees that the rights of the holders under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Lloyds Banking Group plc or its subsidiaries and associated undertakings, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act 2009 as the same may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

ISIN:	US53944VAG41
CUSIP:	53944VAG4
Day Count Fraction:	30 / 360
Denominations:	$200,000 and integral multiples of $1,000 in excess thereof
Business Days:
Means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London

Business Day Convention:	Following, unadjusted
Expected Listing:	New York Stock Exchange
Joint Book-Running Managers:	Deutsche Bank Securities Inc., Lloyds Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) LLC

2

* Note:   A securities rating is not a recommendation to buy, sell or hold securities.  Ratings may be subject to revision or withdrawal at any time, and each rating should be evaluated independently of any other rating.

Lloyds Banking Group plc and Lloyds Bank plc have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents Lloyds Banking Group plc and Lloyds Bank plc have filed with the SEC for more complete information about Lloyds Banking Group plc and Lloyds Bank plc and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, Lloyds Banking Group plc and Lloyds Bank plc, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling, Deutsche Bank Securities Inc. toll-free at (800) 503-4611, Lloyds Securities Inc. collect at (212) 930-5000, J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322 and TD Securities (USA) LLC toll-free at (800) 263-5292.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

3

Free Writing Prospectus
(To Preliminary Prospectus Supplement dated May 11, 2015 and Prospectus dated June 7, 2013 (the “Base Prospectus”))

$1,250,000,000
3.500% Senior Notes due 2025
Final Term Sheet

Issuer:	Lloyds Bank plc
Guarantor:	Lloyds Banking Group plc
Expected Ratings (Moody’s/S&P/Fitch)*:	A1 / A / A (Review for Upgrade, Credit Watch Negative, Outlook Negative)
Status:	Senior Unsecured, Unsubordinated
Format/Ranking:	SEC Registered Global Notes – Fixed Rate
Principal Amount:	$1,250,000,000.00
Pricing Date:	May 11, 2015
Expected Settlement Date:	May 14, 2015 (T+3)
Maturity Date:	May 14, 2025
Coupon:	3.500%
Interest Payment Dates:	Semi-annually on May 14 and November 14, commencing November 14, 2015
Benchmark Treasury:	UST 2.000% due February 15, 2025
Benchmark Treasury Price/ Yield:	97-23 / 2.262%
Spread to Benchmark Treasury:	UST + 127 basis points
Reoffer Yield:	3.532%
Reoffer Price:	99.732%
Underwriting Commissions:	0.400%
Net Proceeds:	$1,241,650,000.00
Agreement with Respect to the Exercise of the U.K. Bail-in Power:
By purchasing the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes and/or (ii) the conversion of all, or a portion, of the

1

principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the above.  Each holder (including each beneficial owner) of the Senior Notes further acknowledges and agrees that the rights of the holders under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Lloyds Banking Group plc or its subsidiaries and associated undertakings, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act 2009 as the same may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

ISIN:	US53944VAH24
CUSIP:	53944VAH2
Day Count Fraction:	30 / 360
Denominations:	$200,000 and integral multiples of $1,000 in excess thereof
Business Days:
Means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London

Business Day Convention:	Following, unadjusted
Expected Listing:	New York Stock Exchange
Joint Book-Running Managers:	Deutsche Bank Securities Inc., Lloyds Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC

2

* Note:   A securities rating is not a recommendation to buy, sell or hold securities.  Ratings may be subject to revision or withdrawal at any time, and each rating should be evaluated independently of any other rating.

Lloyds Banking Group plc and Lloyds Bank plc have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents Lloyds Banking Group plc and Lloyds Bank plc have filed with the SEC for more complete information about Lloyds Banking Group plc and Lloyds Bank plc and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, Lloyds Banking Group plc and Lloyds Bank plc, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll-free at (800) 503-4611, Lloyds Securities Inc. collect at (212) 930-5000, J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322 and Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

3

Free Writing Prospectus
(To Preliminary Prospectus Supplement dated May 11, 2015 and Prospectus dated June 7, 2013 (the “Base Prospectus”))

$400,000,000
Floating Rate Notes due 2018
Final Term Sheet

Issuer:	Lloyds Bank plc
Guarantor:	Lloyds Banking Group plc
Expected Ratings (Moody’s/S&P/Fitch)*:	A1 / A / A (Review for Upgrade, Credit Watch Negative, Outlook Negative)
Status:	Senior Unsecured, Unsubordinated
Format/Ranking:	SEC Registered Global Notes – Floating Rate
Principal Amount:	$400,000,000.00
Pricing Date:	May 11, 2015
Expected Settlement Date:	May 14, 2015 (T+3)
Maturity Date:	May 14, 2018
Coupon:	3 month USD LIBOR +55bps
Interest Payment Dates:	Quarterly on February 14, May 14, August 14 and November 14, commencing August 14, 2015
Reoffer Spread:	3 month USD LIBOR +55bps
Reoffer Price:	100.000%
Underwriting Commissions:	0.200%
Net Proceeds:	$399,200,000.00
Agreement with Respect to the Exercise of the U.K. Bail-in Power:
By purchasing the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person, which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the above.  Each holder (including each beneficial owner) of the Senior Notes further acknowledges and agrees that the rights of the holders under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Lloyds Banking Group plc or its subsidiaries and associated undertakings, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act 2009 as the same may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

ISIN:	US53944VAF67
CUSIP:	53944VAF6
Day Count Fraction:	Act / 360
Denominations:	$200,000 and integral multiples of $1,000 in excess thereof
Business Days:
Means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London

Business Day Convention:	Modified following, adjusted
Expected Listing:	New York Stock Exchange
Joint Book-Running Managers:	Deutsche Bank Securities Inc., Lloyds Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) LLC

* Note:   A securities rating is not a recommendation to buy, sell or hold securities.  Ratings may be subject to revision or withdrawal at any time, and each rating should be evaluated independently of any other rating.

Lloyds Banking Group plc and Lloyds Bank plc have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents Lloyds Banking Group plc and Lloyds Bank plc have filed with the SEC for more complete information about Lloyds Banking Group plc and Lloyds Bank plc and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, Lloyds Banking Group plc and Lloyds Bank plc, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling, Deutsche Bank Securities Inc. toll-free at (800) 503-4611, Lloyds Securities Inc. collect at (212) 930-5000, J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322 and TD Securities (USA) LLC toll-free at (800) 263-5292.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.